UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Disposition of Pierre Laclede Center
On February 4, 2010, KBS Real Estate Investment Trust II, Inc. (the “Company”) acquired, through an indirect wholly owned subsidiary, two office buildings containing 579,846 rentable square feet on approximately 5.1 acres of land in Clayton, Missouri (“Pierre Laclede Center”). On May 23, 2019, the Company completed the sale of Pierre Laclede Center to a purchaser unaffiliated with the Company or its advisor for $92.7 million, net of closing costs and fees.
In connection with the disposition of Pierre Laclede Center, the Company paid down $42.6 million of the principal balance due under the Portfolio Loan Facility.
Disposition of Emerald View at Vista Center
On December 9, 2010, the Company acquired, through an indirect wholly owned subsidiary, two office buildings containing 139,471 rentable square feet on approximately 9.8 acres of land in West Palm Beach, Florida (“Emerald View at Vista Center”). On May 23, 2019, the Company completed the sale of Emerald View at Vista Center to a purchaser unaffiliated with the Company or its advisor for $38.8 million, net of closing costs and fees.
In connection with the disposition of Emerald View at Vista Center, the Company paid down $28.1 million of the principal balance due under the Portfolio Loan Facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: May 24, 2019	BY:	/s/ Stacie K. Yamane
Stacie K. Yamane
Chief Accounting Officer and Assistant Secretary